UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2008

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GWS TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

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Delaware	000-52504	20-2721447
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15455 N. Greenway-Hayden Loop, Suite C4,  Scottsdale, Arizona    85260

 (Address of Principal Executive Office) (Zip Code)

(480)619.4747

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

Reference is made to the Registrant's press releases as follows:

Press release dated October 30, 2008, which is attached hereto as Exhibit 99.1.

Item 8.01

Other Events

The reverse split of the company’s outstanding common stock previously approved by the company’s stockholders and Board of Directors in May 2008 became effective as of 12:01 a.m. PDT on October 30, 2008. The company’s common stock began trading on a post-split basis at the opening of the OTC Bulletin Board on October 31, 2008 under the trading symbol GWSC.

As a result of the reverse stock split, the company’s stockholders will receive one new share of the company’s common stock in exchange for every twenty shares. Neither the par value per share of the company’s common stock nor the total number of authorized shares of the company’s common stock will change. No fractional shares of common stock will be issued in connection with the effectiveness of the reverse stock split. Instead, the company will round up and issue a whole share to each affected stockholder.

Additional information about the reverse stock split is available in the company’s filings with the Securities and Exchange Commission, including the Schedule 14(C) Information Statement filed June 10, 2008, and the Quarterly Reports on Form 10-QSB filed June 23, 2008, September 22, 2008 and September 25, 2008, respectively.

Item 9.01

Index to Exhibits

99.1

Press release dated October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWS Technologies, Inc.

By:	/s/ RICHARD REINCKE
Richard Reincke President and Chief Executive Officer

Date:  November 3, 2008